Exhibit 21(C)




                          PENNSYLVANIA ELECTRIC COMPANY
                         SUBSIDIARIES OF THE REGISTRANT





    NAME OF                                                        STATE OF
  SUBSIDIARIES                       BUSINESS                   INCORPORATION
  ------------                       --------                   -------------


NINEVEH WATER                    WATER SERVICE                  PENNSYLVANIA
 COMPANY

THE WAVERLY ELECTRIC LIGHT       ELECTRIC DISTRIBUTION          PENNSYLVANIA
 AND POWER COMPANY

PENELEC CAPITAL, L.P.            SPECIAL-PURPOSE                DELAWARE